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TERMINATION AGREEMENT


     Termination Agreement effective as of December 20, 2000 (this "Agreement") by and between Knowledge TV, LLC, a Colorado limited liability company (the "LLC"), and Jones International Networks, Ltd., a Colorado corporation, acting directly and on behalf of certain of its wholly-owned subsidiaries referred to below ("JIN").

     WHEREAS, the LLC (as successor of Knowledge TV, Inc. ("KTV")) and JIN, or one of its subsidiaries, are parties to three separate agreements, each of which are attached hereto as EXHIBITS A-1, A-2 AND A-3 (collectively, the "KTV Agreements") referred to as: (i) Services Agreement dated June 10, 1998 between KTV and Jones Earth Segment, Inc.; (ii) Uplink Services Agreement dated June 10, 1998 between KTV and Jones Earth Segment, Inc.; and (iii) Transponder License Agreement dated June 10, 1998 between KTV and Jones Space Holdings, Inc.

     WHEREAS, the LLC, as successor to KTV, (under KTV's former name "Mind Extension University, Inc.") is a party to an Uplink Services Agreement dated January 1, 1995, which is attached hereto as EXHIBIT B (the "1995 Agreement"), with an affiliate of JIN and with certain other parties, including Jones Computer Network, Ltd. ("JCN").

     WHEREAS, the LLC, as successor of KTV, is obligated under the KTV Agreements and the 1995 Agreement (as to KTV only but not as to JCN) to pay fees through the year 2004 an aggregate amount over time of $2,245,363 (the "Fees").

WHEREAS, the parties hereto desire to terminate the KTV Agreements and to terminate the LLC's obligations under the 1995 Agreement as to KTV (but not as to JCN), and to have the Fees paid by means of a one time payoff to JIN in the aggregate amount of $1,941,314 (the "Termination ").

WHEREAS, for purposes of the uplink rates charged to JCN after the date of this Agreement under the 1995 Agreement, the KTV feed shall continue to be treated as a separate network through December 31, 2004.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, the parties hereto agree as follows:

1. TERMINATION. In consideration of the transactions contemplated by the Termination, at the Closing (as defined below), the LLC shall wire transfer $1,941,314 to an account specified by JIN; and the LLC and JIN hereby agree that each of the three KTV Agreements and the LLC's obligations under the
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1995 Agreement (as to KTV but not as to JCN) shall automatically, and without any further action by either the LLC or JIN, be cancelled and terminated and of no further force or effect.

2. RELEASES. As of the Closing, the parties hereto, for themselves and their respective subsidiaries, hereby forever release and discharge the other party from any and all liability, claims, demands, actions, or causes of action of any kind or character, whether fixed or contingent, known or unknown, arising or relating to the KTV Agreements and the 1995 Agreement as to KTV (but not as to JCN).

3. CLOSING. This Agreement shall be effective immediately upon its execution (the "Closing").

4. THE 1995 AGREEMENT. For purposes of the uplink rates charged to JCN under the 1995 Agreement after the date of this Agreement, the KTV feed shall continue to be treated as a separate network through December 31, 2004.

5. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one and the same instrument.

6. GOVERNING LAW; SEVERABILITY. The parties agree that this Agreement has been executed and delivered in the State of Colorado and shall be construed, enforced and governed by the laws thereof, without giving effect to the principles of conflicts of law of such State. Should any clause, section or part of this Agreement be held or declared to be void or illegal for any reason, all other clauses, sections or parts of this Agreement shall nevertheless continue in full force and effect.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date written above.


                                        KNOWLEDGE TV, LLC

                                        By:  Jones International, Ltd.,
                                             the sole Member


                                        By: /s/ Glenn R. Jones
                                            -----------------------------
                                            Glenn R. Jones
                                            President

                                        JONES INTERNATIONAL NETWORKS, LTD.


                                        By: /s/ Jeffrey C. Wayne
                                            -----------------------------
                                            Jeffrey C. Wayne
                                            President


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